December 3, 2009

Mr. WAN CHI KWONG and Mr. AI XUEXIANG
as Key Shareholders,

ROLLING RHINE HOLDINGS LTD. and CHINA ZHONGXI YAO GROUP LIMITED
as Subsidiary Guarantors

DBS NOMINEES (PRIVATE) LIMITED and
SEAVI ADVENT EQUITY V (A) LTD
as Beneficiaries

GUARANTEE

Contents

 Page

1.

INTERPRETATION

1

2.

GUARANTEE

3

3.

CONTINUING GUARANTEE OF PAYMENT

5

4.

DISCHARGE AND RELEASE

5

5.

WAIVER OF DEFENCES

6

6.

DEMANDS

7

7.

REPRESENTATIONS AND WARRANTIES

7

8.

UNDERTAKINGS

8

9.

NOTICES

9

10.

INVALIDITY

10

11.

GOVERNING LAW

10

12.

DISPUTE RESOLUTION

10

13.

MISCELLANEOUS

12

EXHIBIT A KEY SHAREHOLDERS

16

EXHIBIT B INVESTORS

17

GUARANTEE

18

THIS GUARANTEE is made on December 3, 2009

BETWEEN

(1)

ROLLING RHINE HOLDINGS LTD., a British Virgin Islands corporation and wholly-owned subsidiary of the Company (as defined below) (Rolling Rhine), CHINA ZHONGXI YAO GROUP LIMITED, a Hong Kong corporation and wholly-owned subsidiary of Rolling Rhine (China Zhongxi Yao Group) and each future direct and indirect subsidiary of the Company (the Additional Subsidiaries and together with Rolling Rhine and China Zhongxi Yao Group, the Subsidiary Guarantors);

(2)

the individuals and entities listed on Exhibit A attached hereto (each, a Key Shareholder and collectively, the Key Shareholders and together with the Subsidiary Guarantors, the Guarantors);

(3)

DBS NOMINEES (PRIVATE) LIMITED (the Lead Investor); and

(4)

the individuals and entities listed on Exhibit B attached hereto (each, an Investor, and together with the Lead Investor, the Beneficiaries).

WHEREAS

(A)

the Beneficiaries, the Key Shareholders and Sinocom Pharmaceutical, Inc. (the Company) have entered into a Series A Preferred Stock Purchase Agreement dated October 28, 2009 (Purchase Agreement), pursuant to which each of the Beneficiaries has agreed to purchase certain shares of Series A Preferred Stock of the Company (the Series A Preferred Stock); and

(B)

it is a condition precedent to the completion of the Purchase Agreement and the purchase of the Series A Preferred Stock that the Guarantors enter into this Guarantee; and

(C)

each of the Guarantors is an affiliate of the Company, will derive substantial direct and indirect benefits from the financing and other transactions contemplated by the Purchase Agreement and the other Transaction Documents (as hereinafter defined) and is willing to execute and deliver this Guarantee in order to induce the Beneficiaries to enter into the Purchase Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.

INTERPRETATION

1.1

Definitions: In this Guarantee (including the recitals), except where the context otherwise requires:

Arbitration Agreement shall have the meaning set forth in Clause 12.3.

Business Day means a day other than a Saturday, Sunday or other day on which banks in the State of New York, Singapore and Hong Kong are required or authorized to close.

Certificate of Designations means the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock of the Company filed with the Nevada Secretary of State creating and setting for the terms of the Series A Preferred Stock.

First Tribunal shall have the meaning set forth in Clause 12.3.

Group means the Company, Rolling Rhine, China Zhongxi Yao Group or Anqing Zhongxi Yao, Ltd.

Guaranteed Amounts means any and all amounts whatsoever which are by the terms of the Transaction Documents required to be paid by the Company or the Guarantors to the Beneficiaries and references to the Guaranteed Amounts include references to any part of them.  For the avoidance of doubt, the Guaranteed Amounts shall include, without limitation, the payment of the Specified Dividend Amount, the payment of partial liquidated damages under Section 2(c) of the Registration Rights Agreement, the entire liquidation preference amount set forth in Section 3(a) of the Certificate of Designations upon any liquidation, dissolution or winding up of the Company, any amounts payable under Section 2.2 of the Purchase Agreement or Section 9 of the Purchase Agreement, the Accruing Dividends payable on the Series A Preferred Stock (including, without limitation, Accruing Dividends accruing during the pendency of any bankruptcy, receivership, insolvency or similar proceeding, regardless of whether allowed or allowable in such proceeding), and the Redemption Prices payable under the terms of the Certificate of Designations.

Indemnification Agreement means the Indemnification Agreement, dated as of the date hereof, between the Company and the Series A Director.

Investors’ Rights Agreement means the Investors’ Rights Agreement, dated as of the date hereof, to be entered into by the Key Shareholders, the Beneficiaries and the Company.

Pledge Agreement means the Pledge Agreement, dated as of the date hereof, between Mr. Chi Kwong Wan and the Lead Investor, as security agent for the Beneficiaries.

PRC means the People’s Republic of China (which for the purpose of this Guarantee shall not include Hong Kong, Macau and Taiwan).

Registration Rights Agreement means the Registration Rights Agreement, dated as of the date hereof, to be entered into by the Company and the Beneficiaries.

Rules shall have the meaning set forth in Clause 12.1.

Series A Majority Holders means holders of more than 50% of the then outstanding shares of Series A Preferred Stock.

Specified Date shall have the meaning set forth in Clause 4.2.

Specified Dividend Amount shall have the meaning set forth in Clause 2.1.

Transaction Documents means the Purchase Agreement, the Certificate of Designations, the Investors’ Rights Agreement, the Voting Agreement, the Pledge Agreement, the Indemnification Agreement, the Registration Rights Agreement and this Guarantee and any other agreement executed pursuant to the Purchase Agreement or this Guarantee.

Voting Agreement means the Voting Agreement, dated as of the date hereof, by and among the Company, the Key Shareholders and the Beneficiaries.

1.2

Interpretation:  Except where the context otherwise requires, any references in this Guarantee to:

(a)

a clause shall be to a clause of this Guarantee;

(b)

a term defined in the Purchase Agreement or the Investors’ Rights Agreement shall have the same meaning in this Guarantee unless otherwise defined;

(c)

any agreement or document (including, without limitation, references to this Guarantee) shall be deemed to include references to a concession, contract, deed, franchise, licence, treaty or undertaking and to such agreement or other document as varied, supplemented, novated or replaced from time to time;

(d)

persons shall be deemed to be references to or to include, as appropriate, any corporation, association, partnership or other entity and includes their respective successors, transferees, assigns and any persons with whom they may at any time amalgamate; and

(e)

winding up includes bankruptcy and any procedure under any applicable law which is analogous to winding up or bankruptcy.

Headings and the table of contents are for ease of reference only.

2.

GUARANTEE

2.1

In consideration of the Beneficiaries entering into and acting under or in connection with the Transaction Documents and for other valuable consideration (receipt whereof the Guarantors hereby acknowledge), subject to the provisions hereof, each of the Guarantors hereby jointly and severally and unconditionally and irrevocably (as a primary obligor and not merely as surety):

(a)

guarantees to each of the Beneficiaries prompt performance by the Company and the Key Shareholders of the respective obligations of the Company and the Key Shareholders under or in connection with the Transaction Documents and the payment by the Company on the due date of the Guaranteed Amounts in accordance with the Transaction Documents; and

(b)

undertakes to each of the Beneficiaries that, if and each time that the Company does not make payment of any amount of the Guaranteed Amounts or does not perform any of its other obligations, in each case in accordance with the Transaction Documents and if such non-payment or non-performance has not been remedied within fourteen (14) days from the date of written notice by the Lead Investor, such Guarantor shall pay to the Beneficiaries the amounts not so paid in whatever currency denominated or, as the case may be, perform or procure performance of any of the Company’s other obligations not performed upon first written demand by the Lead Investor;

subject to any valid defense, setoff, counterclaim, withholding or other deduction of any nature available to the Company whether under the Transaction Documents, law, equity or otherwise, other than defenses that the Company may possess relating to (i) lack of validity or enforceability of the Purchase Agreement or any of the other Transaction Documents against the Company arising from the Company's defective incorporation or organization or lack of qualification to do business in any applicable jurisdiction, (ii) the Company's lack of authority to enter into or perform its obligations under the Purchase Agreement or any of the other Transaction Documents or the due execution and delivery thereof, or (iii) the termination of existence, dissolution, liquidation, insolvency, bankruptcy, receivership, or other reorganization of the Company.

If (i) the Board of Directors of the Company fails to declare a dividend on the Series A Preferred Stock for all or any unpaid Accruing Dividends (as defined in the Certificate of Designations) as of the end of any calendar quarter by the 14th day following the end of such calendar quarter or (ii) the Company fails to pay such declared dividend in its entirety or any part thereof within 30 days following such declaration, the amount of such dividend not declared or paid shall be a Guaranteed Amount (the Specified Dividend Amount) guarantied hereunder and, for the purposes of this Guarantee, the Company shall be deemed to have failed to have paid such amount on the date of the applicable failure described in clause (i) or (ii) of this sentence.

Anything to the contrary notwithstanding, in the event that the Company is prohibited or restricted for any reason from paying any amount required to be paid under the terms of Section 2.2 of the Purchase Agreement, such amount shall nonetheless be a Guaranteed Amount guarantied hereunder and required to be paid by the Guarantors when such amount would otherwise be payable by the Company under the terms of Section 2.2 of the Purchase Agreement.

2.2

 Each Guarantor acknowledges having received a copy of the Transaction Documents and confirms its acceptance of the provisions thereof.

2.3

Each Guarantor, jointly and severally, agrees to pay on demand all reasonable out-of-pocket expenses (including attorneys’ fees and expenses), relating to the enforcement or protection of the Beneficiaries' rights under this Guarantee or in respect of the obligations guaranteed hereunder, including any incurred during any “workout” or restructuring in respect of the obligations guaranteed hereunder and any incurred in the preservation, protection or enforcement of any rights of the Beneficiaries in any proceeding under any insolvency, bankruptcy, dissolution, liquidation or reorganization laws.  The obligations of the Guarantors under this paragraph shall survive the payment in full of the guaranteed obligations and termination of this Guarantee.

2.4

Each Guarantor, and by its acceptance of this Guarantee, each Beneficiary hereby confirms that it is the intention of all such persons that this Guarantee and the obligations of each Guarantor hereunder do not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Beneficiaries and the Guarantors hereby irrevocably agree that the obligations of the parties under this Guarantee at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

2.5

Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of, and without deduction for, any taxes or other withholdings or deductions.

2.6

Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets and liabilities of the Group, and of all other circumstances bearing upon the risk of non-payment of the guaranteed obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Beneficiaries will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

3.

CONTINUING GUARANTEE OF PAYMENT

3.1

The guarantee constituted by this Guarantee shall be continuing and shall extend to the ultimate balance of the Guaranteed Amounts and to the performance in full of all obligations guaranteed hereunder, regardless of any intermediate payment or discharge in whole or in part or performance in part.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by any Beneficiary to any security held for the payment of the obligations guaranteed hereunder.

4.

DISCHARGE AND RELEASE

4.1

The Guarantors may not terminate this Guarantee by notice to the Beneficiaries or otherwise.

4.2

Subject to clauses 4.1 and 4.3, upon the occurrence of a Qualified Public Listing and conversion of all of the shares of Series A Preferred Stock into Common Stock (the Specified Date), the Beneficiaries shall, at the request and cost of the Guarantors, discharge or release each of the Guarantors by written instrument signed by the Beneficiaries, provided, however, that this Guarantee shall continue in full force and effect, and the Guarantors shall not be released or discharged with respect to, (i) any unpaid Guaranteed Amount payable as of the Specified Date or (ii) any Guaranteed Amount arising under Section 2.2 of the Purchase Agreement (whether payable as of the Specified Date or thereafter), until, in either case, such Guaranteed Amounts have been irrevocably paid in full.

4.3

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Amount is rescinded or must otherwise be restored by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any member of the Group or any other person or entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any member of the Group or any other person or entity or any substantial part of its property, or otherwise.

5.

WAIVER OF DEFENCES

5.1

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the obligations guaranteed hereunder or otherwise (other than defense of payment or performance).  Without limiting the generality of the foregoing, the obligations of any Guarantor hereunder shall not be released, discharged, diminished or impaired by (i) the renewal, extension, modification or alteration, with or without the knowledge or consent of such Guarantor, of the Purchase Agreement or any of the other Transaction Documents or of any liability or obligation of the Company thereunder or of any document or instrument under which the Guaranteed Amounts or other obligations guaranteed hereunder arise, (ii) any forbearance or compromise granted to the Company except to the extent of such forbearance or compromise, (iii) any change in corporate structure or ownership of any member of the Group or the bankruptcy, insolvency, liquidation, receivership, dissolution, winding-up or termination of any member of the Group or the fact that at any time any member of the Group does not exist, (iv) the inaccuracy of any of the representations and warranties of the Company or any other person under the Purchase Agreement or any of the other Transaction Documents, (v) any neglect, delay, omission, failure or refusal of the Company or any other person to take or prosecute any action in connection with the Purchase Agreement or any of the other Transaction Documents, (vi) the full or partial release of the Company on any liability or obligation, except that Guarantors shall be released pro tanto to the extent the Beneficiaries expressly release the Company from liability with respect to the Guaranteed Amounts or other obligations guaranteed hereunder, or (vii) any other circumstance relating to the Guaranteed Amounts or other obligations guaranteed hereunder that might otherwise constitute a legal or equitable discharge of or defense to such Guarantor not available to the Company who is liable for such obligations.

5.2

Each Guarantor waives presentment to, demand of payment from and protest to the Company or any other person of any of the obligations guaranteed hereunder, and also waives notice of acceptance of its guarantee and notice of protest for non-payment. Each Guarantor further waives notice of (i) the creation, renewal, extension, modification, alteration or existence of any liability or obligation of the constituting part of the obligations guaranteed hereunder, and (ii) any breach of or default in the performance of the obligations guaranteed hereunder.

5.3

Each Guarantor hereby irrevocably and unconditionally agrees not to exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights against the Company with respect to any payments it makes under this Guarantee until this Guarantee has been terminated.  If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Lead Investor to be held as security for the obligations guaranteed hereunder, whether matured or unmatured.

6.

DEMANDS

6.1

Demands under this Guarantee may be made from time to time, and the liabilities and obligations of the Guarantors under this Guarantee may be enforced, irrespective of:

(a)

whether any demands, steps or proceedings are being or have been made or taken against the Company and/or any third party; or

(b)

whether or in what order any security to which the Beneficiaries may be entitled in respect of the Guaranteed Amounts and the other obligations guaranteed hereunder is enforced.

7.

REPRESENTATIONS AND WARRANTIES

7.1

Each Guarantor acknowledges that the Beneficiaries have entered into the Transaction Documents on the basis of, and in full reliance on, representations in the following terms; and each Guarantor now represents and warrants as follows:

(a)

it has and will have necessary power and authority to execute, deliver, perform, and take all actions contemplated by this Guarantee and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.  This Guarantee has been duly and validly executed and delivered by such Guarantor and constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms;

(b)

no governmental action or approval is or will be necessary in connection with execution and delivery of this Guarantee, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof.  Neither the execution and delivery of this Guarantee, nor consummation of the transactions herein contemplated, nor performance of or compliance with the terms and conditions hereof by such Guarantor, does or will (i) violate, conflict with or be inconsistent with any law, or violate, conflict with, be inconsistent with, or result in a breach of the articles of incorporation, by-laws or other constituent documents of such Guarantor, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Guarantor or any of its assets.

(c)

There is no claim, action, proceeding or investigation pending or, to the knowledge of such Guarantor, threatened against such Guarantor before any court or governmental or regulatory authority or body that would prevent or delay in any material respect the performance by such Guarantor of the guarantee contemplated hereby.  Such Guarantor is not subject to any judgment or outstanding order, writ, injunction or decree that would have a material adverse effect on its ability to perform its obligations under this Guarantee or that would prevent or delay in any material respect the performance by such Guarantor of its obligations under this Guarantee.

7.2

The representations made by each Guarantor in Clause 7.1 will survive the execution of this Guarantee and will be deemed to be repeated upon the falling due of any payment by the Company under the Transaction Documents with reference to the facts and circumstances then existing.

8.

UNDERTAKINGS

8.1

The Key Shareholders undertake with the Beneficiaries, from the date of this Guarantee until the Guaranteed Amounts have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Beneficiaries and the other obligations guaranteed hereunder have been performed in full to the satisfaction of the Beneficiaries, as follows:

(a)

Until the completion of a Qualified Public Listing or with the prior written consent of the holders of more than 75% of the then outstanding shares of the Series A Preferred Stock, the Key Shareholders shall, directly or indirectly, own at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or its successor entity at any time;

(b)

Prior to the completion of a Qualified Public Listing, no Key Shareholder shall, without the prior written consent of the holders of more than 75% of the then outstanding shares of the Series A Preferred Stock, sell, assign, transfer, pledge or grant a security interest in any shares of Common Stock held by such Key Shareholder (it being understood that any such consent may require, among other things, a pro rata right of co-sale be afforded to the Beneficiaries);

(c)

the Guarantors shall not claim as creditors of the Company or any co-surety in competition with the Beneficiaries; and

(d)

if, notwithstanding paragraphs (b) and (c) above, the Guarantors hold or receive any such security, moneys or property, it shall hold such security, moneys or property on trust for the Beneficiaries and they shall forthwith pay or transfer the same to the Beneficiaries.

For purposes of the covenants in this Clause 8.1 only, the Guarantors acknowledge and agree that if any of the Guarantors refuses to perform its obligations under this Clause 8.1, monetary damages alone will not be adequate to compensate the Beneficiaries for their injuries.  The Beneficiaries shall, therefore, in addition to any other remedy that may be available to it, be entitled to obtain injunctive relief to prevent breaches of the covenants contained in Clause 8.1.  If any action, suit, or proceeding is instituted by any Beneficiary to enforce the covenants contained in Clause 8.1, the Guarantors hereby waive the defense that there is an adequate remedy at law.

9.

NOTICES

(a)

All communications under this Guarantee shall be in writing and in English and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

(i)

if to a Beneficiary, at the address or facsimile number set forth on Schedule 2.1 to the Purchase Agreement, or at such other address or facsimile number as the Beneficiary may have furnished the Guarantors in writing, with a copy (which shall not constitute notice) to:

Lovells LLP

11th Floor, One Pacific Place

88 Queensway

Hong Kong

Attention: Owen Chan

Facsimile: (852) 2219 0222

(ii)

if to a Guarantor at c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735), Attention: Pang Tuck Wing, Chief Financial Officer, or at such other address or facsimile number as the Guarantors may have furnished the Beneficiaries in writing, with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer
11/F, Two Exchange Square
Central, Hong Kong
(facsimile: (852) 2810 6192)
Attention: Calvin Lai

(b)

Any notice so addressed shall be deemed to be given:  if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

10.

INVALIDITY

If any provision of this Guarantee becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

11.

GOVERNING LAW

This Guarantee shall and all claims arising out of or relating to this Guarantee and the transactions contemplated hereby shall be governed by the laws of the state of New York, without regard to the conflicts of law principles that would result in the application of any other law other than the law of the State of New York.

12.

DISPUTE RESOLUTION

12.1

Arbitration

Any dispute, controversy or claim arising out of or relating to this Guarantee, including the validity, invalidity, breach or termination thereof, shall be finally settled by arbitration under the United Nations Commission of International Trade Law Arbitration Rules (the Rules) in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force when the Notice of Arbitration is submitted in accordance with these Rules.  There shall be three (3) arbitrators.  The language of the arbitration shall be English.

The appointing authority shall be the Hong Kong International Arbitration Centre.  The place of arbitration shall be in Hong Kong.

12.2

Effect of this Guarantee during Arbitration

During the conduct of any arbitration proceedings pursuant to this Clause 12, this Guarantee shall remain in full force and effect in all respects except for the matter under arbitration and the parties shall continue to perform their obligations hereunder, except for those obligations involved in the matter under dispute, and to exercise their rights hereunder.

12.3

Consolidation

(a)

The parties to this Guarantee, the parties to the other Transaction Documents and their successors and assigns are bound by this arbitration agreement and by the arbitration agreements contained in each of the other Transaction Documents (collectively, the Arbitration Agreements) and the parties to the Arbitration Agreements agree to the consolidation of arbitrations in accordance with the provisions of this Clause 12.3.

(b)

In the event of two or more arbitrations having been commenced under one or more of the Arbitration Agreements, the tribunal in the arbitration first filed (the First Tribunal) may in its sole discretion, upon the application of any party to the arbitrations so commenced, order that the proceedings be consolidated before the First Tribunal if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(c)

The First Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly.  All parties shall take such steps as are necessary to give effect and force to any orders of the First Tribunal.

(d)

If the First Tribunal makes an order for consolidation, it: (i) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (ii) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (iii) may also give such directions as it considers appropriate (A) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration or arbitrator rendered functus officio under this Clause 12.3); and (B) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(e)

Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the First Tribunal (except for the appointment of the arbitrators of the First Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order.  Such cessation is without prejudice to (i) the validity of any acts done or orders made by such arbitrators before termination, (ii) such arbitrators’ entitlement to be paid their proper fees and disbursements and (iii) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(f)

The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the First Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Clause 12.3 where such objections are based solely on the fact that consolidation of the same has occurred.

13.

MISCELLANEOUS

13.1

Judgment

To the extent permitted by applicable law, the obligation of any Guarantor in respect of any sum due from it to any Beneficiary in any currency (the Original Currency) shall, notwithstanding any judgment or payment in any other currency (the Other Currency), be discharged only to the extent that on the Business Day following receipt by such Beneficiary of any sum adjudged to be so due in the Other Currency such Beneficiary may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Beneficiary in the Original Currency, the Guarantors jointly and severally agree, to the extent permitted by applicable law, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Beneficiary against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to such Beneficiary in the Original Currency, such Beneficiary agrees to remit to the applicable Guarantor such excess.

13.2

Amendments in Writing; No Waiver; Cumulative Remedies

(a)

None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Beneficiaries; provided, however, that any provision of this Guarantee may be waived by the Beneficiaries in a letter or agreement executed by the Beneficiaries or by telex or facsimile transmission from the Beneficiaries.

(b)

The Beneficiaries shall not by any act (except by a written instrument pursuant to Clause 12.5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Beneficiaries of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Beneficiaries would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13.3

Counterparts

This Guarantee may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Guarantee by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Guarantee.

13.4

Integration

This Guarantee represents the agreement of each of the parties with respect to the subject matter hereof and there are no promises or representations by any Guarantor or any Beneficiary relative to the subject matter hereof not reflected herein.

13.5

Successors and Assigns

This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors, endorsees, transferees and assigns, provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Beneficiaries and any such purported assignment, transfer or delegation without such consent shall be null and void.

13.6

Acknowledgments

Each Guarantor hereby acknowledges that:

(c)

it has, independently and without reliance upon any representation of any of the Beneficiaries, written or oral, and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee; and

(d)

it has been advised by counsel in negotiation, execution and delivery of this Guarantee.

[END OF PAGE]

[SIGNATURE PAGES FOLLOW]

This Guarantee has been duly executed and delivered on the date first above written.

THE GUARANTORS

KEY SHAREHOLDERS

/s/  Chi Kwong Wan

Chi Kwong Wan

/s/  Xuexiang Ai

Xuexiang Ai

EASTERN WEALTHY INTERNATIONAL INVEST LIMITED

By its sole director

By:

/s/  Xuexiang Ai

Name: Xuexiang Ai

Title:  Sole Director

[Signature page to the Guarantee]

SUBSIDIARY GUARANTORS

ROLLING RHINE HOLDINGS LIMITED

By:

  /s/    Tuck Wing Pang

Name: Tuck Wing Pang

Title:  Director

CHINA ZHONGXI YAO GROUP LIMITED

By:

  /s/    Tuck Wing Pang

Name: Tuck Wing Pang

Title:  Director

[Signature page to the Guarantee]

THE BENEFICIARIES

DBS NOMINEES (PRIVATE) LIMITED,
By: /s/ Stanley Leung Name: Stanley Leung Title: Senior Vice President

SEAVI ADVENT EQUITY V (A) LTD,
By: /s/ Teo Yi-Dar Name: Teo Yi-Dar Title: Director

[Signature page to the Guarantee]

EXHIBIT A
KEY SHAREHOLDERS

Name and Address	Number of Shares of Common Stock Held
Chi Kwong Wan c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	34,237,146
Xuexiang Ai c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	Mr. Ai is the beneficial owner of the shares held by Eastern Wealthy International Invest Limited.
Eastern Wealthy International Invest Limited c/o Anqing Zhongxi Yao, Ltd., No 2, Jing Jiu Road, Middle Wei Er Road, Industrial Park 1.3, Development Zone, Anqing City, Anhui Province, PRC (facsimile: (86) 556-5523735)	8,055,799

EXHIBIT B
INVESTORS

Investor Name and Address	Number of Shares
Series A Preferred Stock
DBS NOMINEES (PRIVATE) LIMITED, 6 Shenton Way, DBS Building Tower One, #30-01 CapMkts-Private Equity, Singapore 068809 Facsimile: (65) 6220 7487 Attention: Joan Lee Yian Tan	8,451,786
SEAVI ADVENT EQUITY V (A) LTD, c/o #05-04/05 Odeon Towers, 331 North Bridge Road, Singapore 188720 Facsimile: (65) 6339 8247 Attention: Hoe Boon Kwee / Teo Yi-Dar	7,395,313
TOTAL	15,847,099